Exhibit 3(iii)
Articles of Amendment to the Articles of Incorporation of Tri Capital Corporation, Inc.
                                      FILED
                              IN THE OFFICE OF THE
                            SECRETARY OF STATE OF THE
                                 STATE OF NEVADA

                                   MAY 09 1988




                              ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                                TRI CAPITAL CORP.

     Pursuant to the provisions of the Nevada Business Corporation the undersigned Corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:
FIRST:     The name of the Corporation is TRI CAPITAL CORP.
SECOND:    The following amendments to the Articles of Incorporation was duly adopted by the shareholders of the corporation.
Article I of the Articles of Incorporation is hereby Amended as follows:
The name of the Corporation is ADVANCED APPEARANCE OF AMERICA, INC.
THIRD:     The foregoing Amendment to the Articles of Incorporation was adopted by the shareholders and the director of the corporation on the 12th day of April, 1988 in the manner prescribed by the laws of the State of Nevada.
FOURTH:    The number of shares outstanding on said date was 36,670,000 shares and the number of shares entitled to vote of 36,670,000
FIFTH:     The number of share voted for said Amendments was 28,660,000 shares and the number of shares voted against such Amendment was none.
SIXTH:     No class was entitled to vote thereon as a class.
SEVENTH:   The manner in which any exchange reclassification or cancellation of issued and outstanding shares provided here shall be effected as follows:

Name Change
/s/ Joel Axelrod
----------------
Joel Axelrod
President


/s/ Ilene Ashkenasy
-------------------
Ilene Ashkenasy
Secretary

STATE - NEW YORK
COUNTY - NEW YORK

     On the 12th day of April, 1988, personally appeared before me the above signed persons, known to me to be the President and Secretary of TRI CAPITAL CORP., and upon being duly sworn did state the foregoing instrument was voluntarily signed by them for the purpose above stated.


     /s/ Benjamin G. Sprecher
     ------------------------
     Benjamin G. Sprecher

Sworn to me before on this
12th day of April, 1988     [NOTARY STAMP]